EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 2-57354 on Form N-1A of our report dated August 18, 2000 appearing in the Annual Report of Merrill Lynch Municipal Bond Fund, Inc. for the year ended June 30, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Princeton, New Jersey

October 26, 2000